Exhibit 5.2

CLIFFORD CHANCE LLP 10 UPPER BANK STREET LONDON E14 5JJ TEL +44 20 7006 1000 FAX +44 20 7006 5555 DX 149120 CANARY WHARF 3 www.cliffordchance.com

To Barclays PLC 1 Churchill Place London E14 5HP	Our ref: 70-40715536 Direct Dial: +44 207006 2977 E-Mail: simon.sinclair@cliffordchance.com 7 May 2019

Barclays PLC

U.S.$2,000,000,000 3.932 per cent. Fixed-to-Floating Rate Senior Notes due 2025

(the “Notes”)

We have acted as English legal advisers to Barclays PLC (the “Issuer”) in connection with the issue by the Issuer of the Notes under the senior debt securities indenture entered into on 17 January 2018 (the “Base Indenture”) between the Issuer and The Bank of New York Mellon, London Branch as trustee (the “Trustee”), as amended and supplemented by the Fifth Supplemental Indenture dated as of 7 May 2019, among the Issuer, the Trustee and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Senior Debt Security Registrar (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

1.	INTRODUCTION

1.1	Opinion Documents

This Opinion relates to the Notes and the Indenture.

1.2	Defined Terms

1.2.1	Terms defined or given a particular construction in the Indenture shall have the same meaning in this Opinion unless a contrary indication appears.

1.2.2	Headings in this Opinion are for ease of reference only and shall not affect its interpretation.

CLIFFORD CHANCE LLP IS A LIMITED LIABILITY PARTNERSHIP REGISTERED IN ENGLAND AND WALES UNDER NO. OC323571. THE FIRM’S REGISTERED OFFICE AND PRINCIPAL PLACE OF BUSINESS IS AT 10 UPPER BANK STREET LONDON E14 5JJ. THE FIRM USES THE WORD “PARTNER” TO REFER TO A MEMBER OF CLIFFORD CHANCE LLP OR AN EMPLOYEE OR CONSULTANT WITH EQUIVALENT STANDING AND QUALIFICATIONS. THE FIRM IS AUTHORISED AND REGULATED BY THE SOLICITORS REGULATION AUTHORITY.

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1.2.3	All references in this Opinion to paragraphs mean paragraphs in this Opinion.

1.3	Legal Review

In connection with the creation and issue of the Notes and the giving of this Opinion:

1.3.1

we have reviewed the documents referred to in paragraph 1 of Schedule 1 (Documents and Enquiries) and completed the searches and enquiries referred to in paragraph 2 of Schedule 1 (Documents and Enquiries) and any references to such documents in this Opinion are to those documents as originally executed;

1.3.2

we have not verified the facts or the reasonableness of any statements (including statements as to foreign law) contained in the Indenture or the Prospectus, save as expressly specified in paragraph 2.3 (Taxation statements in the Base Prospectus);

1.3.3	we have not been responsible for ensuring that the Prospectus contains all material facts; and

1.3.4	we have not been responsible for ensuring that the Prospectus or the Form 6-K comply with the requirements of any competent authority.

1.4	Applicable Law

This Opinion is governed by English law, relates only to English law as applied by the English courts as at today’s date and does not extend to the laws of any other jurisdiction (save as described in paragraph 1.5 (Taxation)). All non-contractual obligations and any other matters arising out of or in connection with this Opinion are governed by English law.

1.5	Taxation

We express no opinion on any taxation matter, and none is implied or may be inferred, save as expressly specified in paragraph 2.3 (Taxation statements in the Base Prospectus). In respect of those tax matters this Opinion is confined to, and given on the basis of, English law, United Kingdom tax law and Her Majesty’s Revenue and Customs (“HMRC”) published practice in force or applied in the United Kingdom as at today’s date.

1.6	Assumptions and Reservations

This Opinion is given on the basis of our understanding of the terms of the Indenture and the Notes, and the assumptions set out in Schedule 2 (Assumptions) and is subject to the reservations set out in Schedule 3 (Reservations). This Opinion is strictly limited to the matters stated in paragraph 2 (Opinion) and does not extend to any other matters.

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2.	OPINION

We are of the opinion that:

2.1	Corporate Existence

The Issuer is a company duly incorporated in England and has the capacity and power to create and issue the Notes, to enter into the Supplemental Indenture and to exercise its rights and perform its obligations under the Notes and the Indenture.

2.2	Authorisation

The issue of the Notes has been duly authorised by or on behalf of the Issuer.

2.3	Taxation statements in the Base Prospectus

The statements in the Base Prospectus under the heading “United Kingdom Taxation of Senior Debt Securities” are, insofar as they are relevant to the Notes, correct in all material respects.

3.	ADDRESSEES AND PURPOSE

3.1.1

The scope and content of this Opinion solely have regard to the interests of the Issuer in accordance with its instructions. This Opinion is provided in connection with the filing of the Form 6-K and is addressed to and is solely for the Issuer and it may not, without our prior written consent, be relied upon for any other purpose or be disclosed to or relied upon by any other person save as provided below.

3.1.2

We hereby consent to the filing of this opinion with the United States Securities and Exchange Commission (the “SEC”) as an exhibit to a Current Report on Form 6-K to be incorporated by reference into the Form F-3 Registration Statement filed with the SEC on 22 February 2018 with pre-effective amendments filed on 27 March 2018 and 4 April 2018 and declared effective by the SEC on 6 April 2018, and the reference to us under the headings “United Kingdom Taxation of Senior Debt Securities”, “Service of Process and Enforcement of Liabilities” and “Validity of Securities” in the Base Prospectus and under the heading “Validity of Notes” in the Prospectus Supplement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the US Securities Act of 1933, as amended or the rules and regulations of the SEC thereunder.

/s/ Clifford Chance.

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SCHEDULE 1

DOCUMENTS AND ENQUIRIES

1.	DOCUMENTS

(a)	The prospectus dated 6 April 2018 relating to, inter alia, the Notes (the “Base Prospectus”).

(b)	The prospectus supplement dated 30 April 2019 relating to the Notes (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”).

(c)	The final form of the Form 6-K expected to be filed with the SEC on 7 May 2019 relating to the Notes (the “Form 6-K”).

(d)	A copy of the Base Indenture.

(e)	A copy of the Supplemental Indenture.

(f)	A copy of the global notes representing the Notes dated 7 May 2019 (together, the “Global Notes”).

(g)	A copy of the certificate of incorporation of the Issuer dated 20 July 1896.

(h)	A copy of the Barclays Bank Act 1984.

(i)	A copy of the certificate of incorporation on re-registration of the Issuer dated 15 February 1982.

(j)	A copy of the certificate of incorporation on change of name of the Issuer dated 1 January 1985.

(k)

A copy of the articles of association of the Issuer as adopted by special resolution passed on 30 April 2010 and amended by special resolution passed on 25 April 2013, certified a true copy by Sophie Lukaszewski.

(l)	A copy of the extracts from the minutes of a meeting of the board of directors of the Issuer held on 15 December 2016, certified a true copy by Patrick Gonsalves (the “2016 Resolutions”).

(m)	A copy of the extracts from the minutes of a meeting of the board of directors of the Issuer held on 28 March 2018, certified a true copy by Gemma Tremlett (the “2018 Resolutions”).

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(n)	A copy of the approval of the Group Finance Director of the Issuer dated 21 February 2017, certified a true copy by Anita Erling.

(o)	A copy of the approval of the Group Finance Director of the Issuer dated 20 February 2018, certified a true copy by Sophie Lukaszewski.

(p)	A copy of the power of attorney granted by the Issuer dated 19 June 2017, in favour of each of Miray Muminoglu, Timothy Allen, Stuart Frith and Daniel David.

(q)	A copy of the power of attorney granted by the Issuer dated 29 March 2019, in favour of Miray Muminoglu, Stuart Frith and Daniel David.

2.	SEARCHES AND ENQUIRIES

(a)	A search was conducted with the Registrar of Companies in respect of the Issuer on 7 May 2019.

(b)	An enquiry by telephone was made at the Companies Court in London of the Central Index of Winding Up Petitions at 10.06 a.m. on 7 May 2019 with respect to the Issuer.

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SCHEDULE 2

ASSUMPTIONS

1.	ORIGINAL AND GENUINE DOCUMENTATION

(a)

All signatures (including electronic signatures), stamps and seals are genuine, all original documents are authentic, all deeds and counterparts were executed in single physical form and all copy documents supplied to us as photocopies or in portable document format (PDF) or other electronic form are genuine, accurate, complete and conform to the originals.

(b)

The copies of the certificate of incorporation, certificate of incorporation on change of name, certificate of re-registration and articles of association of the Issuer provided to us are accurate and complete as of the date of this Opinion.

2.	CORPORATE AUTHORITY

(a)

In resolving to create and issue the Notes and to enter into the Indenture the directors and the Group Finance Director of the Issuer acted in good faith to promote the success of the Issuer for the benefit of its members and in accordance with any other duty.

(b)

Each director of the Issuer has disclosed any interest which he or she may have in the issue of the Notes in accordance with the provisions of the Companies Act 2006 and the Issuer’s articles of association and none of the directors has any interest in the issue of the Notes except to the extent permitted by the Issuer’s articles of association.

(c)

The 2016 Resolutions and the 2018 Resolutions were duly passed at a properly constituted and quorate meeting of duly appointed directors of the Issuer and have not been amended or rescinded and are in full force and effect.

(d)	The approval by the Group Finance Director of the Issuer referred to in Schedule 1 (Documents and Enquiries) has not been amended or rescinded and is in full force and effect.

(e)	The extracts from the minutes referred to in Schedule 1 (Documents and Enquiries) are true records of the proceedings at the meetings of the board of directors of the Issuer.

(f)	That, as at 17 January 2018, Daniel David held the position of Vice President in the Capital Markets Execution Team of Barclays Treasury, as at 7 May 2019,

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Miray Muminoglu held the position of Managing Director in the Capital Markets Execution Team of Barclays Treasury and, as at 7 May 2019, Stuart Frith held the position of Vice President in the Capital Markets Execution Team of Barclays Treasury.

(g)

The person, if other than the person whose signature it purports to be, who attached any electronic signature to any of the documents listed in Schedule 1 (Documents and Enquiries) on behalf of another person, had the authority of the latter person to do so.

(h)	Any power of attorney granted by the Issuer has not been revoked and is in full force and effect.

3.	CORPORATE CAPACITY OF THE PARTIES

Each party to the Indenture (other than the Issuer) has the capacity, power and authority to enter into and to exercise its rights and to perform its obligations under the Indenture.

4.	EXECUTION OF INDENTURE AND NOTES

(a)	Each party to the Indenture (other than the Issuer) has duly executed and delivered the Indenture.

(b)	The terms of the Indenture have been complied with and the Indenture and the Global Notes have each been duly executed and delivered in accordance with the laws of the State of New York.

5.	OTHER DOCUMENTS

Save for those listed in Schedule 1 (Documents and Enquiries) there is no other agreement, instrument, other arrangement or relationship between any of the parties to the Indenture which modifies, supersedes or conflicts with the Indenture.

6.	TAX MATTERS

The Issuer is resident only in the United Kingdom for United Kingdom tax purposes.

7.	SEARCHES AND ENQUIRIES

There has been no alteration in the status or condition of the Issuer as disclosed by the searches and enquiries referred to in Schedule 1 (Documents and Enquiries). However, it is our experience that the searches and enquiries referred to in paragraphs 2(a) and 2(b) of Schedule 1 (Documents and Enquiries) may be unreliable. In particular, they are not conclusively capable of disclosing whether or not insolvency proceedings have been commenced in England, nor do they indicate whether or not insolvency proceedings have begun elsewhere.

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SCHEDULE 3

RESERVATIONS

1.	BANKING ACT 2009

The opinions set out in this letter are subject to any limitations arising from any measures taken pursuant to the stabilisation powers under the special resolution regime under the Banking Act 2009, as amended. For more information, please see the section entitled “Risk Factors” in the Prospectus Supplement.

2.	TAXATION STATEMENTS

The confirmation provided in paragraph 2.3 (Taxation statements in the Base Prospectus) is subject to the following specific reservations:

(a)	We give no confirmation as to any section of the Prospectus other than the confirmation set out in paragraph 2.3 (Taxation statements in the Base Prospectus); and

(b)

The confirmation is given solely on the basis set out in paragraph 2.3 (Taxation statements in the Base Prospectus) and in particular is limited to matters governed by English law, the tax law of the United Kingdom and HMRC’s practice in force or applied in the United Kingdom as at today’s date.